EXHIBIT 10.2

RESOLUTE FOREST PRODUCTS EQUITY INCENTIVE PLAN
STOCK SETTLED PERFORMANCE STOCK UNIT AGREEMENT
THIS PERFORMANCE STOCK UNIT AGREEMENT, dated as of [November __], 20__, (the “Date of Grant”) is made by and between Resolute Forest Products Inc., a Delaware corporation (the “Company”), and «FIRST» «LAST» (“Participant”).
WHEREAS, the Company has adopted the Resolute Forest Products Equity Incentive Plan (the “Plan”), pursuant to which performance stock units may be granted in respect of shares of the Company’s common stock, par value $0.001 per share (“Stock”); and
WHEREAS, the Human Resources and Compensation and Nominating and Governance Committee of the Company (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant the performance stock unit award provided for herein to Participant subject to the terms set forth herein.
NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.Grant of Performance Stock Unit.
(a)    Grant. The Company hereby grants to Participant «PSUs» performance stock units (the “PSUs”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan (the “Initial Grant”). Each PSU represents the right to receive one share of Stock as of the Settlement Date (defined in Section 2(c)), to the extent the Participant is vested in such PSUs as of the Settlement Date, subject to the terms of this Agreement and the Plan.
(b)    Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.
(c)    Acceptance of Agreement. Unless Participant notifies the Company in writing within 14 days after the Date of Grant that Participant does not wish to accept this Agreement, Participant will be deemed to have accepted this Agreement and will be bound by the terms of the Agreement and the Plan. Any such notice may be given to the Director, Corporate Compensation at the Company’s principal executive office.

2.    Terms and Conditions.
(a)    Calculation of Earned Performance Stock Units. The period over which the PSUs earned by the Participant will be measured is the three calendar years beginning with the calendar year that immediately follows the Date of Grant (“Performance Period”). If the Participant is otherwise vested as provided in Section 2(b), the Participant will receive a number of PSUs equal to the “average STIP payout” during the Performance Period multiplied by the number of PSUs granted in Section 1(a) plus any dividend equivalents. Except as otherwise provided in this Agreement, the “average STIP payout” means the average of the actual payout percentage determined for achievement of the corporate measures established under the Short-Term Incentive Plan (“STIP”) for each of the three calendar years during the Performance Period, as determined by the Committee, in its sole discretion. For the avoidance of doubt, the aggregate payout limit of 7% of free cash flow is disregarded when calculating the average STIP payout.
(b)    Vesting. Subject to Section 3, a Participant will be 100% vested if he remains employed with the Company or any Affiliate or Subsidiary on [February __], 20__ (the “Vesting Date”). For purposes of the Agreement, the “Vesting Period” is the period from the first day of the calendar month immediately following the calendar month that includes the Date of Grant through the Vesting Date. Notwithstanding the foregoing, a Participant who meets the criteria to terminate employment due to Retirement (as provided in Section 3(a)) shall be 100% vested as of the date the Participant meets such criteria (irrespective of whether the Participant terminates employment due to Retirement).
(c)    Settlement. The obligation to make payments and distributions with respect to PSUs shall only be satisfied through the issuance of one share of Stock for each earned and vested PSU (the “settlement”) and the settlement of the PSUs may be subject to such conditions, restrictions and contingencies as the Committee shall determine. Subject to Section 4(c), the Company undertakes and agrees not to exercise its right under the Plan to settle the PSUs in any other means other than Stock. PSUs shall be settled as soon as practicable after the Vesting Date. However, in the event (i) the Participant dies or becomes Disabled on or after the Grant Date and before the Performance Period, the PSUs shall be settled no later than March 15 of the calendar year following the end of the first calendar year of the Performance Period, and (ii) the Participant dies or becomes Disabled during the Performance Period, the PSUs shall be settled no later than March 15 of the calendar year following the calendar year in which the Participant dies or becomes Disabled. For purposes of this Agreement, the date on which PSUs are settled pursuant to the preceding sentence shall be a “Settlement Date.”
(d)    Dividend Equivalents and Voting Rights. Participant will from time to time be credited with additional PSUs (including a fractional PSU), the number of which will be determined by dividing:
(i)    The product obtained by multiplying the amount of each dividend (including extraordinary dividend if so determined by the Company) declared and paid by the Company on the Stock on a per share basis during the Vesting Period by the number of PSUs recorded in the Participant’s account on the record date for payment of any such dividend, by

(ii)    The Fair Market Value (as defined in the Plan) of one (1) share of Stock on the dividend payment date for such dividend.
Subject to continued employment with the Company or any Affiliate or Subsidiary or as otherwise provided in Section 3, the additional PSUs shall vest and be settled at the same time and in the same proportion as the Initial Grant. No additional PSUs shall be accrued for the benefit of Participant with respect to record dates occurring before, or with respect to record dates occurring on or after the date, if any, on which Participant has forfeited the PSUs. Participant shall not be a shareholder of record with respect to the PSUs and shall have no voting rights with respect to the PSUs.
3.    Termination of Employment with the Company. For purposes of this Agreement and to the extent applicable to the Participant, the term “termination of employment” shall mean “separation from service” as defined in Section 409A of the Internal Revenue Code (“Section 409A”). To the extent payments are made during the periods permitted under Section 409A (including any applicable periods before or after the specified payment dates set forth in this Section 2(c)), the Company shall be deemed to have satisfied its obligations under the Plan and shall be deemed not to be in breach of its payments obligations hereunder.
(a)    Retirement. If the Participant’s employment with the Company, Affiliates and Subsidiaries terminates as a result of “Retirement” at any time on or after six months from the Date of Grant, then the Participant shall be entitled to receive 100% of the PSUs he would have earned had he remained employed with the Company, Affiliates and Subsidiaries for the entire Vesting Period, based on actual performance as provided in and determined pursuant to Section 2(a). For purposes of the Agreement, “Retirement” means the Participant terminates employment with the Company, all Affiliates and Subsidiaries under circumstances that do not entitle the Participant to severance either pursuant to an agreement or policy, plan or program and such termination occurs on or after: (i) attaining age 58, (ii) completing at least two years of service, and (iii) having a combined age and years of service (counting partial years) equal to at least 62.5 points.
(b)    Involuntary Termination and Certain Voluntary Terminations. The Participant shall become vested in a prorata number of PSUs and entitled to receive a number of PSUs based on actual performance in the following circumstances: (1) the Participant’s employment with the Company or any Affiliate or Subsidiary terminates as a result of Retirement within six months after the Date of Grant, (2) the Participant voluntarily terminates his employment with the Company, Affiliates and Subsidiaries on or after age 55 and the termination does not constitute a Retirement, or (3) the Participant is involuntarily terminated by the Company or any Affiliate or Subsidiary without Cause (whether or not the Participant is eligible for Retirement, regardless of his age at termination and other than due to Disability or death). For purposes of the preceding, the prorata number of the PSUs shall be equal to (A) the total number of granted PSUs under Section 1(a) plus any dividend equivalents multiplied by (B) a fraction, the numerator of which shall be the number of full calendar months elapsed from the Date of Grant through the Participant’s retirement date or last day worked (in the case of termination) and the denominator of which shall be 39 (the number of calendar months in the Vesting Period, treating the calendar month following the Date of Grant as the first calendar month). The actual number of PSUs to be settled shall be the prorated number of PSUs determined pursuant to this subsection multiplied by the average STIP payout, as provided in Section 2(a).
(c)    Death. If the Participant’s employment with the Company or any Affiliate or Subsidiary terminates due to the Participant’s death, the Participant shall become vested in a prorata number of PSUs and entitled to receive a number of PSUs based on actual performance.
(i)    Death During Performance Period. If the Participant’s death while employed occurs during the Performance Period, the prorata number of the PSUs shall be equal to (A) the total number of granted PSUs under Section 1(a) plus any dividend equivalents multiplied by (B) a fraction, the numerator of which shall be the number of full calendar months elapsed from the Date of Grant through the end of the calendar year that contains the Participant’s date of death and the denominator of which shall be 39 (i.e., the number of calendar months in the Vesting Period, treating the calendar month following the Date of Grant as the first calendar month). Notwithstanding anything in this Agreement to the contrary, the actual number of PSUs to be settled shall be the prorated number of PSUs determined pursuant to this clause multiplied by the average STIP payout for the completed calendar years during the Performance Period before the year of settlement. For example, if the Participant dies during the second calendar year of the Performance Period, the average STIP payout will be the average of the actual payout percentage determined for achievement of the corporate measures established under the STIP for the first and second calendar years during the Performance Period.
(ii)    Death On/After Date of Grant and Before Performance Period. If the Participant’s death while employed occurs on or after the Date of Grant, but before the Performance Period begins, the prorata number of the PSUs shall be equal to (A) the total number of granted PSUs under Section 1(a) plus any dividend equivalents multiplied by (B) a fraction, the numerator of which shall be the number of full calendar months elapsed from the Date of Grant through the end of the first calendar year of the Performance Period and the denominator of which shall be 39 (i.e., the number of calendar months in the Vesting Period, treating the calendar month following the Date of Grant as the first calendar month). Notwithstanding anything in this Agreement to the contrary, the actual number of PSUs to be settled shall be the prorated number of PSUs determined pursuant to this clause multiplied by the actual STIP payout percentage determined for achievement of the corporate measures established under the STIP for the first calendar year of the Performance Period, as determined by the Committee in its discretion.
(d)    Disability. If the Participant becomes eligible for long-term disability benefits under a plan sponsored by the Company, an Affiliate or a Subsidiary (“Disabled”), the Participant shall become vested in a prorata number of PSUs and entitled to receive a number of PSUs based on actual performance.
(i)    Disability During Performance Period. If the Participant becomes Disabled during the Performance Period, the prorata number of the PSUs shall be equal to (A) the total number of granted PSUs under Section 1(a) plus any dividend equivalents multiplied by (B) a fraction, the numerator of which shall be the number of full calendar months elapsed from the Date of Grant through the end of the calendar year that contains the date on which the Participant becomes eligible for long-term disability benefits and the denominator of which shall be 39 (i.e., the number of calendar months in the Vesting Period, treating the calendar month following the Date of Grant as the first calendar month). For the avoidance of doubt, any short-term disability period shall be included when determining the numerator in the preceding sentence. Notwithstanding anything in this Agreement to the contrary, the actual number of PSUs to be settled shall be the prorated number of PSUs determined pursuant to this clause multiplied by the average STIP payout for the completed calendar years during the Performance Period before the year of settlement. For example, if the Participant becomes eligible for long-term disability benefits during the second calendar year of the Performance Period, the average STIP payout will be the average of the actual payout percentage determined for achievement of the corporate measures established under the STIP for the first and second calendar years during the Performance Period.
(ii)    Disabled On/After Date of Grant and Before Performance Period. If the Participant becomes Disabled on or after the Date of Grant, but before the Performance Period begins, the prorata number of the PSUs shall be equal to (A) the total number of granted PSUs under Section 1(a) plus any dividend equivalents multiplied by (B) a fraction, the numerator of which shall be the number of full calendar months elapsed from the Date of Grant through the end of the first calendar year of the Performance Period and the denominator of which shall be 39 (i.e., the number of calendar months in the Vesting Period, treating the calendar month following the Date of Grant as the first calendar month). Notwithstanding anything in this Agreement to the contrary, the actual number of PSUs to be settled shall be the prorated number of PSUs determined pursuant to this clause multiplied by the actual STIP payout percentage determined for achievement of the corporate measures established under the STIP for the first calendar year of the Performance Period, as determined by the Committee in its discretion.
(e)    Other Termination. If the Participant’s employment with the Company, all Affiliates and Subsidiaries terminates (i) by the Company for Cause at any time or (ii) by resignation before attainment of age 55 and before Retirement eligibility, then all outstanding PSUs, whether vested but unsettled or unvested, shall immediately terminate.
In no event shall any PSUs be settled before the Vesting Date except as provided above in the event of death, Disability or as otherwise determined by the Company.
4.    Compliance with Legal Requirements. The granting and settlement of the PSUs, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, provincial, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.
(a)    Transferability. Unless otherwise provided by the Committee in writing, the PSUs shall not be transferable by Participant other than by will or the laws of descent and distribution.
(b)    No Rights as Stockholder. The Participant shall not be deemed for any purpose to be the owner of any shares of Stock subject to PSUs.

(c)    Tax Withholding. All distributions under the Plan are subject to withholding of all applicable federal, state, provincial, local and foreign income taxes and social contributions (the “Withholding Obligation”). The Company may satisfy such Withholding Obligation by any means whatsoever, including withholding cash from any other payment or amounts due to the Participant. Unless otherwise determined by the Committee, the Company will satisfy its Withholding Obligation by issuing, upon the settlement of the PSUs, a net number of shares of Stock to the Participant equal to the number of shares of Stock that the Participant would otherwise be entitled to receive on the Settlement Date minus such number of shares with a value determined on that date equal to any amount required to satisfy the Withholding Obligation.
5.    Miscellaneous.
(a)    Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
(b)    Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, to the attention of the Director, Corporate Compensation at the Company’s principal executive office.
(c)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(d)    No Rights to Employment. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.
(e)    Beneficiary. The Participant other than a Participant residing in the Province of Québec, may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. Any notice should be made to the attention of the Corporate Secretary of the Company at the Company’s principal executive office. If no designated beneficiary survives the Participant, the Participant’s estate shall be deemed to be Participant’s beneficiary.

(f)    Québec Participant. The Participant residing in the Province of Québec may only designate a beneficiary by will. Upon the death of the Participant residing in the Province of Québec, the Company shall settle the PSUs pursuant to Section 2(c) of this Agreement to the liquidator, administrator or executor of the estate of the Participant.
(g)    Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
(h)    Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 9 of the Plan.
(i)    Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.
(j)    Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
IN WITNESS WHEREOF, the Company has executed this Agreement as of the day first written above.
RESOLUTE FOREST PRODUCTS INC.

By: _____________________________________